Exhibit 4.11

AMENDMENT NO. 1 TO THE PETROCHEMICAL NAPHTHA PURCHASE AGREEMENT ENTERED INTO BY, ON THE ONE PART, PETRÓLEO BRASILEIRO S.A. – PETROBRAS, AND, ON THE OTHER PART, BRASKEM S.A., AS FOLLOWS:

PETRÓLEO BRASILEIRO S.A. — PETROBRAS, a mixed-capital company, with its principal place of business at Avenida República do Chile, 65, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled in the National Register of Legal Entities under No 33.000.167/0001-01, hereinafter referred to as PETROBRAS, herein represented by its Executive Marketing and Sale Manager, Mr. José Raimundo Brandão Pereira, and

BRASKEM S.A., a company with its principal place of business at Rua Lemos Monteiro, 120, Butantã, São Paulo — SP, enrolled in the National Register of Legal Entities of the Ministry of Finance under No 42.150.391/0001-70, hereinafter referred to as BRASKEM, herein represented by the signatories appointed, jointly referred to as PARTIES,

Whereas:

•         On July, 24, 2009, PARTIES entered into the Petrochemical Naphtha Purchase Agreement (“Agreement”), with a term of effectiveness of five (5) years, starting on March 01, 2009, with the possibility of tacit renewal for a sole period of other five (5) years, if neither PARTY states, in writing, within at least one (1) year in advance, its lack of interest in such tacit renewal of the Agreement;

•         On February 18, 2013, PETROBRAS sent a mail to BRASKEM where it stated that it was not interested in the tacit renewal of the Agreement, the effectiveness of which should end on February 28, 2014;

•         PARTIES are now negotiating a new petrochemical naphtha purchase agreement; however, until this moment they have not reached a consensus regarding the commercial conditions thereof;

•         PARTIES regard as advisable to amend the Agreement to extend its effectiveness for six (6) months – during which period said negotiations shall be completed;

NOW THEREFORE, the Parties have decided to enter into Amendment No. 1 to the Agreement, under following clauses and conditions:

CLAUSE ONE - OBJECT

1.1 – The object of this Amendment is to extend the term of effectiveness of the Agreement, for six (6) months, as from March 1, 2014, under Clause Two of this Amendment.

CLAUSE TWO – AMENDMENT

2.1 – Clause Nine of the Agreement shall henceforth read as follows:

"CLAUSE NINE — TERM OF THE AGREEMENT

9.1 – This Agreement shall be in force as of the date of its execution, with effects from March 1, 2009 until August 31, 2014.”

CLAUSE THREE — EFFECTIVENESS

3.1 – This Amendment shall be in force as of the date of its execution.

CLAUSE FOUR - RATIFICATION

4.1.      This Amendment does not imply any novation of a contractually established obligation, and all the remaining Clauses of the Agreement in force are hereby ratified.

IN WITNESS WHEREOF, PARTIES have executed this Amendment in two (2) counterparts of equal form and content, in the presence of the witnesses below.

Rio de Janeiro, February 28, 2014.

[Signature]

JOSÉ RAIMUNDO BRANDÃO PEREIRA

Petróleo Brasileiro S.A. – PETROBRAS

[Signature]

BRASKEM S.A.

[Signature]

BRASKEM S.A.

WITNESSES:

[Signature]

Name: [illegible]

Identity Card: 05952689-7

CPF: 799851497-34

[Signature]

Name: Hardi Somuck

Identity Card: 1020222971

CPF: 442334000-30